UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On November 3, 2016, the Board appointed Mr. James Xu as a new director to the Board of Directors (the “Board”) of Cesca Therapeutics Inc. (the “Company”) as the nominee of Boyalife Investment Inc. and Boyalife (Hong Kong) Limited (the “Boyalife Entities”) pursuant to the terms of a Nomination and Voting Agreement dated February 13, 2016 by and among the Company and the Boyalife Entities (the “Voting Agreement”). The terms of the Voting Agreement were previously disclosed and described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2016 and February 13, 2016.

Mr. Xu is a practicing attorney and licensed CPA in the State of Illinois with over 18 years of experience in corporate operation strategy and litigation, including patent prosecution and litigation, intellectual property licensing, corporate strategic taxation planning, corporate restructuring and mergers and acquisitions. Mr. Xu has been the General Counsel of the Boyalife Group since 2010. He received an MS in Electrical Engineering and an MBA from the University of Mississippi, a J.D. and LL.M. in Taxation from DePaul Law School, and an LL.M. in Intellectual Properties and an LL.M. in Information Technologies from John Marshall Law School. Mr. James Xu is also licensed by the U.S. Patent and Trademark Office.

Mr. Xu will receive an annual Board retainer of $35,000 paid quarterly, and he will also receive a nonqualified stock option grant of 1,250 shares. The options have a seven year life and vest monthly over one year.

Mr. Xu has not previously held any positions with the Company, and he has no family relationships with any director or executive officer of the Company or persons nominated or chosen by the Company to become directors or executive officers. The Company is not aware of any transaction in which Mr. Xu has an interest requiring disclosure under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between management, on the one hand, and Mr. Xu, on the other hand, with respect to his appointment as a director other than his nomination by the Boyalife Entities pursuant to the Voting Agreement.

Furthermore, on November 3, 2016, following the appointment of Mr. Xu to the Board, the Boyalife Entities, which collectively own greater than a majority of the outstanding shares of the Company’s common stock, served the Company’s Board with a written consent of the Company’s stockholders in lieu of a meeting purporting to remove each of Mr. Craig W. Moore, Mr. Mark Bagnall and Mr. Robin Stracey from the Board without prior notice and without cause pursuant to Section 141(k) of the Delaware General Corporation Law and electing Ms. Vivian Liu as a new director to fill one of the alleged vacancies on the Board resulting from the purported removals of Messrs. Moore, Bagnall and Stracey.

Subsequent to the purported removals of Messrs. Moore, Bagnall and Stracey from the Board and appointment of Ms. Liu as a director, the Board purported to remove Mr. Stracey as President and Chief Executive Officer of the Company and terminate his employment effective as of November 3, 2016, in each case without prior notice and without cause, and thereafter purported to appoint Dr. Xiaochun (Chris) Xu, the Chairman of the Boyalife Entities and an existing director of the Company, as the new Chairman of the Company’s Board and interim Chief Executive Officer of the Company.

On November 4, 2016, Boyalife Investment Inc. filed an Amendment No. 1 to Schedule 13D with the SEC concerning the above described actions taken by the Boyalife Entities. The Company is currently evaluating the actions taken by the Boyalife Entities and the subsequent appointments of Ms. Liu and Dr. Xu in the broader context of the Company’s pre-existing contractual arrangements with the Boyalife Entities.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc. a Delaware Corporation

Dated: November 9, 2016	/s/ Mike Bruch
Mike Bruch, Chief Financial Officer